Exhibit 11.1

Consent of Independent Accountants

To the Board of Trustees of
The Jefferson Fund Group Trust

We consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus which is a part of Post-Effective Amendment No. 4 to the Registration Statement of The Jefferson Fund Group Trust on Form N-1A.

/s/ Coopers & Lybrand LLP

Milwaukee, Wisconsin
February 26, 1998